UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT of 1934

Date of report (Date of earliest event reported):  October 29, 2008

SCHNITZER STEEL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

OREGON (State or Other Jurisdiction of Incorporation)	0-22496 (Commission File Number)	93-0341923 (I.R.S. Employer Identification No.)

3200 N.W. Yeon Ave. P.O. Box 10047 Portland, OR (Address of Principal Executive Offices)	97296-0047 (Zip Code)

Registrant’s Telephone Number Including Area Code:  (503) 224-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (seeGeneral Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New CEO and New Chairman of the Board

On October 29, 2008, Tamara L. Lundgren was appointed President and Chief Executive Officer (collectively, the “CEO”) of Schnitzer Steel Industries, Inc. (the “Company”) by the Company’s Board of Directors (the “Board”) effective on December 1, 2008.  The Board also elected Ms. Lundgren to the Board effective on December 1, 2008.  Ms. Lundgren, 51, joined the Company in September 2005 as Vice President and Chief Strategy Officer and became Executive Vice President, Strategy and Investments and President - Shared Services in April 2006.  Ms. Lundgren had served as Executive Vice President and Chief Operating Officer of the Company since November 6, 2006.  Prior to joining the Company, Ms. Lundgren was an investment banker, most recently as a managing director at JPMorgan Chase, which she joined in 2001.  From 1996 until 2001, Ms. Lundgren was a managing director at Deutsche Bank AG in New York and London. Prior to joining Deutsche Bank, Ms. Lundgren was a partner at the law firm of Hogan & Hartson, LLP in Washington, D.C.

The Company executed an amended and restated employment agreement dated October 29, 2008 with Ms. Lundgren (the “Lundgren Employment Agreement”), which is effective as of December 1, 2008, regarding her new position as the CEO of the Company.  The Lundgren Employment Agreement supersedes the employment agreement dated March 24, 2006 entered into between the Company and Ms. Lundgren.

The Lundgren Employment Agreement governs the terms and conditions of her employment as the CEO through December 1, 2011.  However, commencing on December 1, 2009, and on each subsequent anniversary, the term of the Lundgren Employment Agreement will be automatically extended for an additional one-year period, provided that either the Company or Ms. Lundgren may elect not to extend the term by giving at least 90 days’ prior written notice before the next extension date.  The Lundgren Employment Agreement provides for (i) an annual base salary of $800,000, subject to annual review and increase, but not decrease, by the Compensation Committee of the Board (the “Compensation Committee”), (ii) a one-time signing bonus of $900,000, which is subject to repayment for termination by Ms. Lundgren without “good reason” (as such term is defined in the Lundgren Employment Agreement), provided that any such repayment is subject to reduction for each of the initial 36 months during which she remains employed with the Company, and (iii) an annual cash bonus to be determined by the Compensation Committee based on two components: achievement of Company financial measures and achievement of management objectives, each as established by the Compensation Committee at the beginning of each fiscal year.  Ms. Lundgren’s target annual bonus for each fiscal year is her annual salary as in effect on the last day of such fiscal year.  The actual amount of Ms. Lundgren’s annual bonus may be higher or lower than the target bonus, but will not exceed five times her annual salary.  Ms. Lundgren will be awarded restricted stock units having an aggregate initial value of $45,000, 20% of which will vest on June 1, 2009 and at a rate of 20% per year on each of the first four anniversaries of June 1, 2009.  Ms. Lundgren is eligible to participate in the Company’s long term incentive programs (“LTIP”), and her performance share award under the LTIP for the FY09-11 performance period will have an aggregate grant date value of $1.2 million.  Ms. Lundgren is also eligible to participate in the Company’s employee benefits plans, insurance, executive medical coverage and such other benefits provided by the Company to its most senior officers, including the Company’s Supplemental Executive Retirement Bonus Plan (“SERBP”).  Future stock option grants, equity-based awards and awards under the LTIP to Ms. Lundgren will be made at the discretion of the Committee.

In the event that Ms. Lundgren’s employment is terminated by the Company without “cause”, including the Company’s decision not to extend the term of the agreement, or by Ms. Lundgren for “good reason” (as such terms are defined in the Lundgren Employment Agreement) and not under circumstances that would give rise to severance payments to Ms. Lundgren under the Lundgren Change in Control Agreement (as defined below), Ms. Lundgren would be entitled to receive (i) her base salary, any earned but unpaid bonus for the prior fiscal year, and any other compensation or benefits which have been earned or become payable as of the date of termination but which have not yet been paid, (ii) all paid time off accrued but untaken through the effective date of such termination, (iii) reimbursement of expenses incurred through the effective date of such termination pursuant to the Company’s normal expense reimbursement policy, (iv) a lump sum severance payment in an amount equal to three times her then-current annual base salary and target annual bonus, (v) a pro rata portion of the incentive bonus which she would have received if she had remained employed for the fiscal year in which the termination occurs (based on the portion of the year worked) and (vi) for a 24-month period after the date of termination, life, accident and health insurance benefits for herself, her spouse and dependents.  In addition, all options to purchase Company stock then held by Ms. Lundgren would become immediately vested and exercisable in full, all restricted stock then held by Ms. Lundgren would become immediately vested and all related forfeiture provisions would lapse and all performance shares then held by Ms. Lundgren would vest to the extent provided in the applicable plan and award agreement.   In order to receive these severance benefits, Ms. Lundgren must execute a release in favor of the Company.  The Lundgren Employment Agreement provides that the following events, among others, constitute “good reason” for termination: (i) an adverse change or diminution in Ms. Lundgren’s status, title, positions or responsibilities as the President and CEO or any removal of Ms. Lundgren or any failure to reappoint or reelect Ms. Lundgren to such positions and (ii) certain relocations from New York City, New York and Portland, Oregon.

If any severance payments or benefits received by Ms. Lundgren under the Lundgren Employment Agreement will be subject to an excise tax on “excess parachute payments,” the Company will make an additional payment to Ms. Lundgren such that Ms. Lundgren will receive net benefits as if no such tax and any related interest and penalties were payable.  If such additional payments are required, the Company will not be able to deduct such additional payments for federal income tax purposes and also will be denied such a deduction for certain other payments made pursuant to the Lundgren Employment Agreement and its other plans and policies in connection with a change in control of the Company.

In consideration for the payments, benefits and other obligations of the Company to Ms. Lundgren under the Lundgren Employment Agreement, Ms. Lundgren is obligated not to (a) manage, control, participate in, consult with or render services for a “competing business” (as such term is defined in the Lundgren Employment Agreement) for so long as she is employed with the Company and for a period of one year after the termination of such employment and (b) for so long as she is employed with the Company and for a period of two years after the termination of such employment, divert any customer from its business relationship with the Company or solicit any such customer, except on behalf of the Company, or solicit the Company’s employees.

On October 29, 2008, Mr. Carter was elected by the Board to become the Chairman of the Board (the “Chairman”) effective on December 1, 2008, when he will step down as CEO of the Company.  The Company executed an amended and restated employment agreement with Mr. Carter (the “Carter Employment Agreement”), which is effective as of December 1, 2008, regarding his new position.  The Carter Employment Agreement supersedes the employment agreement dated February 17, 2006 entered into between the Company and Mr. Carter.

The Carter Employment Agreement governs the terms and conditions of his employment as the Chairman through December 1, 2011.  At any time during the term of the Carter Employment Agreement, Mr. Carter may request a reduction in his duties and time commitment to the Company and, if the Board agrees to such request, Mr. Carter’s base salary will be proportionally reduced by a mutually agreed upon amount that appropriately reflects his reduced duties and time commitment.  The Carter Employment Agreement provides for (i) an annual base salary of $720,000, subject to annual review and increase, but not decrease, by the Compensation Committee and (ii) an annual cash bonus to be determined by the Compensation Committee based on two components: achievement of Company financial measures and achievement of management objectives, each as established by the Compensation Committee at the beginning of each fiscal year.  Mr. Carter’s target annual bonus for each fiscal year is his annual salary as in effect on the last day of such fiscal year.  The actual amount of Mr. Carter’s annual bonus may be higher or lower than the target bonus, but will not exceed three times his annual salary.  Mr. Carter will be awarded fully vested stock having an aggregate initial value of $2.4 million on or before December 31, 2008, subject to his continued employment or service with the Company or an earlier termination by the Company without “cause” (for the avoidance of doubt, termination by the Company due to death or disability does not constitute a termination without cause) or by Mr. Carter for “good reason” (as such terms are defined in the Carter Employment Agreement).  Mr. Carter is eligible to participate in the Company employee benefits plans, insurance, executive medical coverage and such other benefits provided by the Company to its most senior officers, including the SERBP, but he will no longer be eligible to participate in the LTIP other than with respect to any awards under the LTIP that were outstanding on October 29, 2008.

In the event that Mr. Carter’s employment is terminated by the Company without “cause”, including the Company’s decision not to extend the term of the agreement, or by Mr. Carter for “good reason” and not under circumstances that would give rise to severance payments to Mr. Carter under the Carter Change in Control Agreement (as defined below), Mr. Carter would be entitled to receive (i) his base salary, any earned but unpaid bonus for the prior fiscal year, and any other compensation or benefits which have been earned or become payable as of the date of termination but which have not yet been paid, (ii) all paid time off accrued but untaken through the effective date of such termination, (iii) reimbursement of expenses incurred through the effective date of such termination pursuant to the Company’s normal expense reimbursement policy, (iv) a lump sum severance payment in an amount equal to three times his then-current annual base salary and target annual bonus, (v) a pro rata portion of his incentive bonus which he would have received if remained employed for the fiscal year in which the termination occurs (based on the portion of the year worked) and (vi) for a 24-month period after the date of termination, life, accident and health insurance benefits for himself, his spouse and dependents.  In addition, all options to purchase Company stock then held by Mr. Carter would become immediately vested and exercisable in full, all restricted stock then held by Mr. Carter would become immediately vested and all related forfeiture provisions would lapse and all performance shares then held by Mr. Carter would vest to the extent provided in the applicable plan and award agreement.  In order to receive these severance benefits, Mr. Carter must execute a release in favor of the Company.   The Carter Employment Agreement provides that the following events, among others, constitute “good reason” for termination: (i) an adverse change or diminution in Mr. Carter’s status, title, positions or responsibilities as Chairman and (ii) requirement of being based more than 30 miles from where Mr. Carter’s office is located on the date of the Carter Employment Agreement.

If any severance payments or benefits received by Mr. Carter under the Carter Employment Agreement will be subject to an excise tax on “excess parachute payments,” the Company will make an additional payment to Mr. Carter such that Mr. Carter will receive net benefits as if no such tax and any related interest and penalties were payable.

In consideration for the payments, benefits and other obligations of the Company to Mr. Carter under the Carter Employment Agreement, Mr. Carter is obligated not to (a) manage, control, participate in, consult with or render services for a “competing business” (as such term is defined in the Carter Employment Agreement) for so long as he is employed with the Company and for a period of one year after the termination of such employment and (b) for so long as he is employed with the Company and for a period of two years after the termination of such employment, divert any customer from its business relationship with the Company or solicit any such customer, except on behalf of the Company, or solicit the Company’s employees.

On October 29, 2008, the Company also executed amended and restated Change in Control Severance Agreements with Ms. Lundgren (the “Lundgren Change in Control Agreement”) and with Mr. Carter (the “Carter Change in Control Agreement”, together with the Lundgren Change in Control Agreement, the “Change in Control Agreements”), respectively.  The Lundgren Change in Control Agreement supersedes the Change in Control Severance Agreement entered into between the Company and Ms. Lundgren on April 10, 2006, as amended by an Instrument of Amendment dated as of April 29, 2008.  The Carter Change in Control Agreement supersedes the Change in Control Severance Agreement entered into between the Company and Mr. Carter on February 17, 2006.

The Lundgren Change in Control Agreement is effective as of December 1, 2008 and shall continue in effect until December 1, 2011 or earlier termination of Ms. Lundgren’s employment, provided that commencing on December 1, 2009, and on each subsequent anniversary, the Lundgren Change in Control Agreement will be automatically extended for an additional one-year period unless the Company or Ms. Lundgren gives at least 90 days prior notice not to extend.  The Company’s ability to give such notice will be suspended during the period commencing on the date on which the Company executes an agreement to undergo a “change in control” (as such term is defined in the applicable Change in Control Agreement) and ending on the date on which such “change in control” is consummated or such agreement lapses or is otherwise terminated.  In addition, the Lundgren Change in Control Agreement will remain in effect for a period of 24 months following consummation of a “change in control” of the Company that occurs during the term of the Lundgren Change in Control Agreement.  The Carter Change in Control Agreement is effective as of December 1, 2008 and shall continue in effect until December 1, 2011 or earlier termination of Mr. Carter’s employment.

The Change in Control Agreements generally provide that in the event that the employment of Ms. Lundgren or Mr. Carter (together, the “Executives”) is terminated by the Company without “cause” (including termination by the Company due to disability) or by an Executive for “good reason” during a six-month period preceding a “change in control” of the Company or within a 24-month period following a “change in control” of the Company (as such terms are defined in the applicable Change in Control Agreement), such Executive would be entitled to receive (i) such Executive’s base salary plus the current year annual bonus payment through the date of termination and any other benefits or awards which, pursuant to the terms of any “plans” (as defined in the applicable Change in Control Agreement), have been earned or become payable but which have not yet been paid and (ii) severance pay in a single payment, the amount of which would be calculated as follows: in the case of Ms. Lundgren, such amount would be equal to the sum of (1) three times the greater of (x) her annual base salary in effect on the date of termination or (y) her annual base salary in effect immediately prior to the date of the change in control, plus (2) three times the greater of (x) the average of her last three annual bonuses, except that the amount taken into account for any such bonus shall not exceed three times the target bonus for such year or (y) the most recently established target bonus, and, in the case of Mr. Carter, such amount would be equal to three times the sum of (1) the greater of (x) his annual base salary in effect on the date of termination or (y) his annual base salary in effect immediately prior to the date of the change in control, plus (2) his most recently established target bonus.  The Executive would also continue to receive such Executive’s life, accident and health insurance benefits for a period of up to thirty-six (36) months.  In addition, all options to purchase Company stock then held by such Executive would become immediately vested and exercisable in full and all performance shares and restricted stock then held by such Executive would become immediately vested and all related forfeiture provisions would lapse.

Under the Change in Control Agreements, if any payments or benefits received by an Executive in connection with a “change in control” will be subject to an excise tax on “excess parachute payments,” the Company will make an additional payment to the Executive such that the Executive will receive net benefits as if no such tax and any related interest and penalties were payable.

The summaries herein of the Lundgren Employment Agreement, the Lundgren Change in Control Agreement, the Carter Employment Agreement and the Carter Change in Control Agreement are qualified in their entirety by the actual agreements, which are attached hereto as exhibits 10.1, 10.2, 10.3 and 10.4 and are incorporated herein by reference.

The announcement of these appointments is included in the press release attached hereto as exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(c)  Exhibits.

*10.1	Amended and Restated Employment Agreement by and between Schnitzer Steel Industries, Inc. and Ms. Lundgren, dated October 29, 2008
*10.2	Amended and Restated Change in Control Severance Agreement by and between Schnitzer Steel Industries, Inc. and Ms. Lundgren, dated October 29, 2008
*10.3	Amended and Restated Employment Agreement by and between Schnitzer Steel Industries, Inc. and Mr. Carter, dated October 29, 2008
*10.4	Amended and Restated Change in Control Severance Agreement by and between Schnitzer Steel Industries, Inc. and Mr. Carter, dated October 29, 2008
99.1	Press Release of Schnitzer Steel Industries, Inc. issued on November 4, 2008

* Compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHNITZER STEEL INDUSTRIES, INC. (Registrant)

Dated: November 4, 2008	By:	/s/ RICHARD C. JOSEPHSON
Name: Richard C. Josephson
Title: Senior Vice President

Exhibit Index

*10.1	Amended and Restated Employment Agreement by and between Schnitzer Steel Industries, Inc. and Ms. Lundgren, dated October 29, 2008
*10.2	Amended and Restated Change in Control Severance Agreement by and between Schnitzer Steel Industries, Inc. and Ms. Lundgren, dated October 29, 2008
*10.3	Amended and Restated Employment Agreement by and between Schnitzer Steel Industries, Inc. and Mr. Carter, dated October 29, 2008
*10.4	Amended and Restated Change in Control Severance Agreement by and between Schnitzer Steel Industries, Inc. and Mr. Carter, dated October 29, 2008
99.1	Press Release of Schnitzer Steel Industries, Inc. issued on November 4, 2008

* Compensatory plan or arrangement.